Exhibit 10.1

FIRST AMENDMENT

TO THE

WEST SUBURBAN BANCORP, INC.

DIRECTORS AND SENIOR MANAGEMENT DEFERRED COMPENSATION PLAN

WHEREAS, the Company sponsors a non-qualified deferred compensation plan entitled the Directors and Senior Management Deferred Compensation Plan (the “Plan”) effective as of January 1, 2005;

WHEREAS, pursuant to Section 12.2 of the Plan, the Company may amend the Plan by action of its Board of Directors; and

WHEREAS, the Board finds it to be in the Company’s best interest to amend the terms of the Plan to provide for a different method of crediting earnings to the Participants’ accounts;

NOW THEREFORE BE IT RESOLVED, that the following Section 1.15a be inserted into the Plan immediately following Section 1.15:

“1.15a    “Crediting Rate” shall mean six percent (6%).

FURTHER RESOLVED, that Section 3.8 of the Plan be deleted in its entirety and replaced with the following:

“3.8        Crediting of Account Balances.  In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant’s Account Balance in accordance with the following rules.  The Company shall credit a Participant’s Account Balance with:

(a)           the Participants Annual Deferral Amounts, if any; and

(b)           interest as follows:

(i)            on the last day of each month and immediately prior to the distribution of any benefits, but only until commencement of benefit distributions to the Participant or Beneficiary under this Plan, interest shall be credited on the Participant’s Account Balance at an annual rate equal to the Crediting Rate, compounded monthly; and

(ii)           on the last day of each month during any installment period, interest shall be credited on the unpaid portion of the Participant’s Account Balance at an annual rate equal to the Crediting Rate, compounded monthly.

A Participant’s Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.”